Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699
NEWS RELEASE
AT THE COMPANY:
Kenneth Boerger
VP/Treasurer
(419) 325-2279
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 20, 2010
LIBBEY INC. ANNOUNCES INCREASE OF 23.1 PERCENT IN
INCOME BEFORE INCOME TAXES ON 7.0 PERCENT INCREASE
IN SALES FOR THE THIRD QUARTER OF 2010
•	Third Quarter Net Sales of $200.0 Million, an Increase of 7.0 Percent Compared to $186.9 Million in the Prior-Year Quarter

•	Libbey China Sales Increase 27.3 Percent

•	Libbey Mexico Sales Increase 14.6 Percent

•	Sales to U.S. and Canadian Retail Customers Increase 4.9 Percent

•	International Sales Increase 12.3 Percent (22.2 percent excluding the impact of currency)

•	Income Before Income Taxes Increased 23.1 Percent to $3.8 Million in the Third Quarter of 2010 Compared to Income Before Income Taxes of $3.1 Million in the Prior-Year Quarter

•	Adjusted EBITDA of $28.1 Million in the Third Quarter of 2010 Compared to $31.9 Million in the Third Quarter of 2009

•	Adjusted EBITDA of $86.2 Million in the First Nine Months of 2010 Compared to $61.0 Million in the First Nine Months of 2009
TOLEDO, OHIO, OCTOBER 20, 2010—Libbey Inc. (NYSE Amex: LBY) announced today that sales for the third quarter of 2010 were $200.0 million, compared to $186.9 million in the third quarter of 2009, an increase of 7.0 percent. Libbey reported net income of $2.3 million, or $0.12 per diluted share, for the third quarter ended September 30, 2010, compared to net income of $3.5 million, or $0.23 per diluted share, in the prior-year quarter. Excluding special items of $2.4 million, Libbey had net income of $4.7 million (see Table 1) and diluted earnings per share of $0.23 for the third quarter of 2010. The special items in the third quarter of 2010 included a write-down of decorating assets at the Company’s Shreveport, Louisiana, facility and fees related to the secondary stock offering completed in August 2010, for which no proceeds were received.
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Third Quarter Results
For the quarter-ended September 30, 2010, sales were $200.0 million, compared to $186.9 million in the year-ago quarter. Sales in the North American Glass segment were $137.1 million, an increase of 6.8 percent, compared to $128.3 million in the third quarter of 2009 (see Table 5). Primary contributors to the increased sales included a 14.6 percent increase in sales to Crisa customers and a 4.9 percent increase in sales to U.S. and Canadian retail customers, compared to the prior-year quarter. Sales to U.S. and Canadian foodservice glassware customers increased 1.3 percent, compared to the prior-year quarter. North American Other sales increased 1.5 percent to $20.8 million, compared to $20.5 million in the prior-year quarter. Traex sales increased by 7.6 percent versus the prior year quarter, while sales to World Tableware customers increased 3.4 percent during the quarter. A decrease in Syracuse China sales of 5.6 percent partially offset these increases. International segment sales increased 12.3 percent (International sales growth, excluding the impact of currency, was 22.2 percent during the third quarter) to $45.2 million, compared to $40.3 million in the year-ago quarter. The increase in International sales was led by a 27.3 percent increase in sales to Libbey China customers, an increase of 16.3 percent in sales at Crisal and an 11.4 percent sales growth at Royal Leerdam.
The Company reported income from operations of $15.7 million during the quarter, compared to income from operations of $17.8 million in the year-ago quarter. Income from operations, excluding special items (see Table 1), was $18.0 million in the third quarter of 2010, compared to $18.6 million during the third quarter of 2009. Factors contributing to the change in income from operations (both including and excluding special items) were higher sales offset by higher labor, increased workers compensation expense (primarily related to a facility in California which was closed in 2005) and increased health care costs.
Libbey reported earnings before interest and taxes (EBIT) of $15.7 million, compared to EBIT of $20.6 million in the year-ago quarter. The lower EBIT was primarily a result of the change in income from operations discussed above and $2.9 million of translation gains included in other income during the third quarter of 2009, which did not repeat in 2010. EBIT, excluding special items (see Table 1, hereafter defined as adjusted EBIT), was $18.0 million in the third quarter of 2010, compared to $21.3 million during the third quarter of 2009. Adjusted EBIT (see Table 5) was $11.6 million for North American Glass, compared to adjusted EBIT of $17.0 million in the year-ago quarter. North American Other reported adjusted EBIT for the third quarter of 2010 of $2.8 million, compared to $3.3 million in the year-ago quarter. The International segment reported adjusted EBIT of $3.7 million primarily as a result of the 12.3 percent increase in sales, compared to adjusted EBIT of $1.0 million in the third quarter of 2009.
Libbey reported that adjusted EBITDA (see Table 3) was $28.1 million for the third quarter of 2010, compared to $31.9 million in the third quarter of 2009.
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Interest expense decreased by $5.6 million to $11.9 million, compared to $17.5 million in the year-ago period, as a result of lower debt levels and the impact of the debt refinancing completed in February 2010.
The effective tax rate was 38.6 percent for the third quarter of 2010, compared to a negative 13.9 percent in the third quarter of 2009. The effective tax rate was influenced by valuation allowances, changes in the mix of earnings with differing statutory rates and changes in accruals related to uncertain tax positions.
Libbey reported net income of $2.3 million, or $0.12 per diluted share, for the third quarter ended September 30, 2010, compared to net income of $3.5 million, or $0.23 per diluted share, in the prior year quarter. Diluted shares outstanding increased to 20.3 million for the quarter ended September 30, 2010, compared to 15.6 million diluted shares in the prior year quarter. Excluding special items of $2.4 million, Libbey had net income of $4.7 million (see Table 1) and diluted earnings per share of $0.23 for the third quarter of 2010. This compares to net income excluding special items of $4.3 million and diluted earnings per share of $0.27 during the third quarter of 2009. The special items in the third quarter of 2010 included a write-down of decorating assets at the Company’s Shreveport, Louisiana, facility and fees related to the secondary stock offering completed in August 2010.
Nine-Month Results
For the nine months ended September 30, 2010, sales increased 6.7 percent to $576.9 million from $540.6 million in the year-ago period. North American Glass sales increased 7.8 percent to $404.1 million (see Table 5) from $374.8 million in the year-ago period. The increased sales were attributable to an approximate 24.4 percent increase in Crisa’s sales and a solid 10.0 percent increase in sales to U.S. and Canadian retail customers. The Company reported an all-time record U.S. and Canadian retail sales performance during the first nine months of 2010. Partially offsetting these increases in sales were lower sales to U.S. and Canadian foodservice customers, which decreased by 2.4 percent during the first nine months of the year. North American Other sales decreased 4.1 percent, as sales of Syracuse China decreased 21.5 percent and Traex sales were 0.5 percent lower than the first nine months of 2009. Partially offsetting these decreases was an increase in World Tableware sales of 5.5 percent. International sales increased 14.2 percent, as a result of 29.0 percent higher sales at Libbey China for the first nine months of 2010, compared to the first nine months of 2009. In addition, sales of Royal Leerdam increased 15.5 percent and Crisal sales increased 11.6 percent. Excluding the currency impact, International sales increased approximately 18.6 percent.
The special items in the first nine months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes, which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments.
The Company reported income from operations of $49.6 million during the first nine months of 2010, compared to income from operations of $17.3 million in the year-ago
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period. Adjusted income from operations was $54.1 million for the first nine months of 2010 (see Table 2) compared to adjusted income from operations of $23.2 million in the first nine months of 2009. Factors contributing to the increase in adjusted income from operations were higher sales and increased capacity utilization. Increased selling, general and administrative expenses partially offset these increases.
EBIT was $107.3 million in the first nine months of 2010, compared to $22.7 million in the first nine months of 2009. Adjusted EBIT for the first nine months of 2010, as detailed in Table 2, was $55.2 million compared to adjusted EBIT of $28.8 million in the first nine months of 2009. Adjusted EBIT for North American Glass was $43.1 million during the first nine months of 2010, compared to adjusted EBIT of $22.8 million in the first nine months of 2009. The increase is the result of increased sales and increased operating activity in U.S. and Mexican operations. North American Other reported adjusted EBIT for the first nine months of 2010 of $11.1 million, compared to $8.4 million in the year-ago period, the increase being primarily a result of ongoing cost reductions. The International segment reported an adjusted EBIT of $1.0 million, compared to an adjusted EBIT loss of $2.3 million in the first nine months of 2009. This improvement was primarily related to the increased sales.
Libbey reported that adjusted EBITDA, as detailed in Table 3, was $86.2 million in the first nine months of 2010, compared to adjusted EBITDA of $61.0 million in the year-ago nine-month period.
As a result of lower debt levels and the impact of the debt refinancing completed in February 2010, interest expense decreased $18.9 million, compared to the first nine months of 2009.
The effective tax rate was 9.1 percent for the first nine months of 2010, compared to 26.3 percent in the first nine months of 2009. The effective tax rate was influenced by valuation allowances, changes in the mix of earnings with differing statutory rates and changes in accruals related to uncertain tax positions.
Libbey reported net income of $67.3 million for the first nine months of 2010, or earnings of $3.26 per diluted share, compared to a net loss of $21.7 million, or $1.45 per diluted share, in the first nine months of 2009. Diluted shares outstanding for the first nine months of 2010 were 20.7 million shares, compared to 14.9 million diluted shares outstanding for the first nine months of 2009. Excluding special items of $52.2 million, Libbey had net income of $15.2 million (see Table 2) and diluted earnings per share of $0.73 for the first nine months of 2010, compared to a net loss of $15.6 million, or diluted loss per share of $1.04 in the first nine months of 2009. The special items in the first nine months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes which were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments. Also included was a write-down of certain after-processing equipment within the Company’s International segment and write down of decorating equipment at the Company’s Shreveport,
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Louisiana, facility as well as fees related to the secondary stock offering completed in August 2010.
Working Capital and Liquidity
As of September 30, 2010, working capital, defined as inventories and accounts receivable less accounts payable, was $211.0 million, compared to $192.6 million at September 30, 2009. Working capital as a percentage of the last twelve months net sales was 26.9 percent at September 30, 2010, compared to 26.5 percent at September 30, 2009.
Libbey reported that it had available capacity of $69.6 million under its Asset Backed Loan (ABL) credit facility as of September 30, 2010, with no loans currently outstanding. The Company also had cash on hand of $35.6 million at September 30, 2010.
Sales Improvement in All Segments During the Third Quarter
John F. Meier, chairman and chief executive officer said, “We were pleased with the solid sales improvements we saw in both the North American Glass and International segments in the third quarter as well as quarterly year-over-year improvement in sales in North American Other for the first time in 2010. The higher sales, increased capacity utilization and the ongoing benefits of the cost reductions we have put in place have resulted in adjusted EBITDA of $86.2 million for the first nine months of 2010, which was a $25.2 million improvement in adjusted EBITDA, when compared to the first nine months of the prior year.”
Meier added, “A substantial order for the B to B channel of distribution in the U.S., which was planned to be produced in the third quarter, will now be completed and shipped during the fourth quarter of 2010. We expect that this activity will contribute to a solid finish to 2010.”
Webcast Information
Libbey will hold a conference call for investors on Wednesday, October 20, 2010, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com or at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=64169&eventID=3405986. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 30 days after the conclusion of the call.
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ
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materially from these statements. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 15, 2010. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers from such statements, and that investors should not place undue reliance on such endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher indebtedness related to the Crisa acquisition; higher interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company’s products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.
Libbey Inc.:
•	is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world;

•	is expanding its international presence with facilities in China, Mexico, the Netherlands and Portugal;

•	is the leading manufacturer of tabletop products for the U.S. foodservice industry; and

•	supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries.
Based in Toledo, Ohio, since 1888, Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio, as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is the leading producer of glass tableware in Mexico and Latin America. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary
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designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary, located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry. In 2009, Libbey Inc.’s net sales totaled $748.6 million.
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LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended September 30,
	2010	2009
Net sales	$200,007	$186,878
Freight billed to customers	457	419

Total revenues	200,464	187,297
Cost of sales (1)	158,779	144,337

Gross profit	41,685	42,960
Selling, general and administrative expenses (1)	25,335	24,811
Special charges (1)	700	300

Income from operations	15,650	17,849
Other income (1)	23	2,703

Earnings before interest and income taxes	15,673	20,552
Interest expense	11,855	17,451

Income before income taxes	3,818	3,101
Provision for (benefit from) income taxes	1,472	(432)

Net income	$2,346	$3,533

Net income per share:
Basic	$0.13	$0.23

Diluted	$0.12	$0.23

Weighted average shares:
Outstanding	18,148	15,152

Diluted	20,287	15,588

(1)	Refer to Table 1 for Special Charges detail.

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per-share amounts)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Net sales	$576,947	$540,557
Freight billed to customers	1,311	1,163

Total revenues	578,258	541,720
Cost of sales (1)	454,665	453,761

Gross profit	123,593	87,959
Selling, general and administrative expenses (1)	72,878	69,699
Special charges (1)	1,088	974

Income from operations	49,627	17,286
Gain on redemption of debt (1)	56,792	—
Other income (1)	916	5,424

Earnings before interest and income taxes	107,335	22,710
Interest expense	33,243	52,162

Income (loss) before income taxes	74,092	(29,452)
Provision for (benefit from) income taxes	6,769	(7,756)

Net income (loss)	$67,323	$(21,696)

Net income (loss) per share:
Basic	$3.98	$(1.45)

Diluted	$3.26	$(1.45)

Weighted average shares:
Outstanding	16,928	14,926

Diluted	20,658	14,926

(1)	Refer to Table 2 for Special Items detail.

LIBBEY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS

Cash & cash equivalents	$35,568	$55,089
Accounts receivable — net	110,574	82,424
Inventories — net	159,374	144,015
Other current assets	12,374	11,783

Total current assets	317,890	293,311

Pension asset	10,700	9,454

Goodwill and purchased intangibles — net	191,914	193,181

Property, plant and equipment — net	272,723	290,013

Other assets	21,556	8,854

Total assets	$814,783	$794,813

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Notes payable	$—	$672
Accounts payable	58,937	58,838
Accrued liabilities	77,860	69,763
Pension liability (current portion)	2,031	1,984
Nonpension postretirement benefits (current portion)	4,363	4,363
Other current liabilities	10,162	7,921
Long-term debt due within one year	9,878	9,843

Total current liabilities	163,231	153,384

Long-term debt	446,224	504,724
Pension liability	113,314	119,727
Nonpension postretirement benefits	65,447	64,780
Other liabilities	18,214	19,105

Total liabilities	806,430	861,720

Common stock, treasury stock, capital in excess of par value and warrants	299,916	254,161
Accumulated deficit	(181,439)	(205,344)
Accumulated other comprehensive loss	(110,124)	(115,724)

Total shareholders’ equity (deficit)	8,353	(66,907)

Total liabilities and shareholders’ equity (deficit)	$814,783	$794,813

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2010	2009

Operating activities:
Net income	$2,346	$3,533

Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation and amortization	10,040	10,629
Loss on asset disposals	78	77
Change in accounts receivable	(15,355)	864
Change in inventories	(2,418)	(6,196)
Change in accounts payable	77	(3,191)
Accrued interest and amortization of discounts, warrants and finance fees	(8,996)	13,447
Pension & nonpension postretirement benefits	917	(453)
Restructuring charges	627	(1,086)
Accrued liabilities & prepaid expenses	7,007	8,344
Accrued income taxes	1,129	(862)
Other operating activities	1,768	1,533

Net cash (used in) provided by operating activities	(2,780)	26,639

Investing activities:
Additions to property, plant and equipment	(7,743)	(2,737)
Proceeds from asset sales and other	—	172

Net cash used in investing activities	(7,743)	(2,565)

Financing activities:
Net repayments on ABL credit facility	—	(16,799)
Other repayments	(878)	(662)

Net cash used in financing activities	(878)	(17,461)

Effect of exchange rate fluctuations on cash	796	(47)

(Decrease) increase in cash	(10,605)	6,566

Cash at beginning of period	46,173	24,082

Cash at end of period	$35,568	$30,648

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Operating activities:
Net income (loss)	$67,323	$(21,696)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:

Depreciation and amortization	30,994	32,875
Loss on asset disposals	343	109
Change in accounts receivable	(28,967)	(14,733)
Change in inventories	(17,218)	32,050
Change in accounts payable	914	(3,078)
Accrued interest and amortization of discounts, warrants and finance fees	6,795	14,998
Accrual of interest on PIK notes	—	11,916
Gain on redemption of PIK Notes	(70,193)	—
Payment of interest on PIK Notes	(29,400)	—
Call premium on floating rate notes	8,415	—
Write-off of bank fees & discounts on old ABL and floating rate notes	4,986	—
Pension & nonpension postretirement benefits	3,788	2,712
Restructuring charges	3,023	(1,837)
Accrued liabilities & prepaid expenses	4,494	21,128
Accrued income taxes	890	(9,499)
Other operating activities	2,980	784

Net cash (used in) provided by operating activities	(10,833)	65,729

Investing activities:
Additions to property, plant and equipment	(19,122)	(12,287)
Call premium on floating rate notes	(8,415)	—
Proceeds from asset sales and other	—	260

Net cash used in investing activities	(27,537)	(12,027)

Financing activities:
Net repayments on ABL credit facility	—	(33,488)
Other repayments	(969)	(2,785)
Other borrowings	215	—
Floating rate note payments	(306,000)	—
PIK Note payment	(51,031)	—
Proceeds from senior secured notes	392,328	—
Debt issuance costs and other	(15,488)	—

Net cash provided by (used in) financing activities	19,055	(36,273)

Effect of exchange rate fluctuations on cash	(206)	(85)

(Decrease) increase in cash	(19,521)	17,344

Cash at beginning of period	55,089	13,304

Cash at end of period	$35,568	$30,648

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey’s core business and trends. In addition, it is the basis on which Libbey’s management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors’ understanding of Libbey’s business and performance, these non-GAAP measures should not be considered an alternative to GAAP.
Table 1
Reconciliation of “As Reported” results to “As Adjusted” results — Quarter
(Dollars in thousands, except per-share amounts)
(unaudited)

	Three Months Ended September 30,
	2010			2009
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$200,007	$—	$200,007	$186,878	$—	$186,878
Freight billed to customers	457	—	457	419	—	419

Total revenues	200,464	—	200,464	187,297	—	187,297
Cost of sales	158,779	578	158,201	144,337	162	144,175

Gross profit	41,685	(578)	42,263	42,960	(162)	43,122
Selling, general and administrative expenses	25,335	1,096	24,239	24,811	255	24,556
Special charges	700	700	—	300	300	—

Income from operations	15,650	(2,374)	18,024	17,849	(717)	18,566
Other income	23	—	23	2,703	(27)	2,730

Earnings before interest and income taxes	15,673	(2,374)	18,047	20,552	(744)	21,296
Interest expense	11,855	—	11,855	17,451	—	17,451

Income before income taxes	3,818	(2,374)	6,192	3,101	(744)	3,845
Provision for (benefit from) income taxes	1,472	—	1,472	(432)	—	(432)

Net income	$2,346	$(2,374)	$4,720	$3,533	$(744)	$4,277

Net income per share:
Basic	$0.13	$(0.13)	$0.26	$0.23	$(0.05)	$0.28

Diluted	$0.12	$(0.12)	$0.23	$0.23	$(0.05)	$0.27

Weighted average shares:
Outstanding	18,148			15,152

Diluted	20,287			15,588

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
		Equity	Total	Pension		Total
	Restructuring	Offering	Special	Settlement	Restructuring	Special
Special Items Detail-(income) expense:	Charges (1)	Fees (2)	Items	Charge (3)	Charges (1)	Items
Cost of sales	$578	$—	$578	$—	$162	$162
SG&A	—	1,096	1,096	255	—	255
Special charges	700	—	700	—	300	300
Other expense	—	—	—	—	27	27

Total Special Items	$1,278	$1,096	$2,374	$255	$489	$744

(1)	Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility, our Mira Loma, California, distribution center and the decorating operations at our Shreveport manufacturing facility.

(2)	Equity offering fees under selling, general and administrative expense are related to the secondary stock offering completed in August, 2010, for which the company received no proceeds.

(3)	The pension settlement charges were triggered by excess lump sum distributions taken by employees, which required us to record unrecognized gains and losses in our pension plan accounts.

Table 2
Reconciliation of “As Reported” results to “As Adjusted” results — Nine Months
(Dollars in thousands, except per-share amounts)
(unaudited)

	Nine Months Ended September 30,
	2010			2009
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$576,947	$—	$576,947	$540,557	$—	$540,557
Freight billed to customers	1,311	—	1,311	1,163	—	1,163

Total revenues	578,258	—	578,258	541,720	—	541,720
Cost of sales	454,665	2,320	452,345	453,761	1,983	451,778

Gross profit	123,593	(2,320)	125,913	87,959	(1,983)	89,942
Selling, general and administrative expenses	72,878	1,096	71,782	69,699	2,955	66,744
Special charges	1,088	1,088	—	974	974	—

Income from operations	49,627	(4,504)	54,131	17,286	(5,912)	23,198
Gain on redemption of debt	56,792	56,792	—	—	—	—
Other income	916	(130)	1,046	5,424	(213)	5,637

Earnings before interest and income taxes	107,335	52,158	55,177	22,710	(6,125)	28,835
Interest expense	33,243	—	33,243	52,162	—	52,162

Income (loss) before income taxes	74,092	52,158	21,934	(29,452)	(6,125)	(23,327)
Provision for (benefit from) income taxes	6,769	—	6,769	(7,756)	—	(7,756)

Net income (loss)	$67,323	$52,158	$15,165	$(21,696)	$(6,125)	$(15,571)

Net income (loss) per share:
Basic	$3.98	$3.08	$0.90	$(1.45)	$(0.41)	$(1.04)

Diluted	$3.26	$2.52	$0.73	$(1.45)	$(0.41)	$(1.04)

Weighted average shares:
Outstanding	16,928			14,926

Diluted	20,658			14,926

	Nine Months Ended September 30, 2010					Nine Months Ended September 30, 2009
	Gain on		Equity Offering		Total	Pension		Total
	PIK	Restructuring	and Finance		Special	Settlement	Restructuring	Special
Special Items Detail-(income) expense:	Notes (1)	Charges (2)	Fees (3)	Other (4)	Items	Charge (5)	Charges (2)	Items
Cost of sales	$—	$578	$—	$1,742	$2,320	$—	$1,983	$1,983
SG&A	—	—	1,096	—	1,096	2,955	—	2,955
Special charges	—	1,088	—	—	1,088	—	974	974
Gain on redemption of debt	(70,193)	—	13,401	—	(56,792)	—	—	—
Other expense	—	130	—	—	130	—	213	213

Total Special Items	$(70,193)	$1,796	$14,497	$1,742	$(52,158)	$2,955	$3,170	$6,125

(1)	Gain on PIK Notes is the difference between the carrying value and the face value of the PIK Notes when we redeemed them in February 2010.

(2)	Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility, our Mira Loma, California, distribution center and the decorating operations at our Shreveport manufacturing facility.

(3)	Equity offering and finance fees include the write-off of unamortized finance fees and discounts on the floating rate senior notes, unamortized finance fees on the refinanced credit facility, call premium payments and fees related to the secondary stock offering completed in August 2010 for which the company received no proceeds.

(4)	Other cost of sales includes a write down of certain after-processing equipment within our International segment and other items.

(5)	The pension settlement charges were triggered by excess lump sum distributions taken by employees, which required us to record unrecognized gains and losses in our pension plan accounts.

Table 3
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months ended September 30,
	2010	2009	2010	2009
Reported net income (loss)	$2,346	$3,533	$67,323	$(21,696)

Add:
Interest expense	11,855	17,451	33,243	52,162
Provision for (benefit from) income taxes	1,472	(432)	6,769	(7,756)
Depreciation and amortization	10,040	10,629	30,994	32,875

EBITDA	25,713	31,181	138,329	55,585

Add:
Special Items before interest and taxes	2,374	744	(52,158)	6,125
Less: Depreciation expense included in Special Items and also in Depreciation and Amortization above	—	—	—	(705)

Adjusted EBITDA	$28,087	$31,925	$86,171	$61,005

Table 4
Reconciliation of Net Cash (used in) provided by Operating Activities to Free
Cash Flow and Adjusted Free Cash Flow
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months ended September 30,
	2010	2009	2010	2009
Net cash (used in) provided by operating activities	$(2,780)	$26,639	$(10,833)	$65,729
Capital expenditures	(7,743)	(2,737)	(19,122)	(12,287)
Proceeds from asset sales and other	—	172	—	260

Free Cash Flow	(10,523)	24,074	(29,955)	53,702

Payment of cash interest on PIK Notes	—	—	29,400	—

Adjusted Free Cash Flow	$(10,523)	$24,074	$(555)	$53,702

Table 5
Summary Business Segment information
(Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net Sales:
North American Glass	$137,101	$128,316	$404,083	$374,803
North American Other	20,768	20,462	63,488	66,180
International	45,245	40,279	118,381	103,663
Eliminations	(3,107)	(2,179)	(9,005)	(4,089)

Consolidated Net Sales	$200,007	$186,878	$576,947	$540,557

Adjusted Earnings before Interest & Taxes (EBIT):
North American Glass	$11,556	$16,956	$43,089	$22,763
North American Other	2,831	3,335	11,087	8,352
International	3,660	1,005	1,001	(2,280)

Consolidated Adjusted EBIT	$18,047	$21,296	$55,177	$28,835

Adjusted Depreciation & Amortization: (1)
North American Glass	$5,968	$6,074	$18,250	$18,857
North American Other	184	244	570	1,125
International	3,888	4,311	12,174	12,188

Consolidated Adjusted Depreciation & Amortization	$10,040	$10,629	$30,994	$32,170

(1) Adjusted Depreciation & Amortization for YTD 2009 excludes $705 of depreciation expense that is included in Special Items below.

Special Items:
North American Glass	$2,374	$362	$(55,334)	$3,036
North American Other	—	382	489	3,089
International	—	—	2,687	—

Consolidated Special Items	$2,374	$744	$(52,158)	$6,125

Reconciliation of Adjusted EBIT to Net Income (Loss):
Segment Adjusted EBIT	$18,047	$21,296	$55,177	$28,835
Special Items before interest and taxes	(2,374)	(744)	52,158	(6,125)
Interest Expense	(11,855)	(17,451)	(33,243)	(52,162)
Income Taxes	(1,472)	432	(6,769)	7,756

Net Income (Loss)	$2,346	$3,533	$67,323	$(21,696)

Note:
North American Glass—includes sales of glass tableware from subsidiaries throughout the United States, Canada and Mexico.
North American Other—includes sales of ceramic dinnerware, metal tableware, holloware and serveware and plastic items.
International—includes worldwide sales of glass tableware from subsidiaries outside the United States, Canada and Mexico.